Exhibit 99.1

Press Release

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

FOR IMMEDIATE RELEASE

GMH Communities Trust Provides Update on Year End 2005

Status of Form 10-K Filing and 2005 Estimated Unaudited Operating Results

Update on Restatements for Prior Quarters

 J. Patrick O’Grady Accepts Offer for Chief Financial Officer Position

Extension of Waiver from Credit Line Syndicate

First Quarter 2006 Results to be Delayed

NEWTOWN SQUARE, Pa., May 15, 2006 — GMH Communities Trust (NYSE:GCT), one of the leading providers of housing, lifestyle and community solutions for college students and members of the U.S. military and their families, today reported estimated unaudited operational results for 2005. The Company has substantially completed a draft of its Annual Report on Form 10-K, which is currently being reviewed by Ernst & Young LLP, the Company’s independent registered public accounting firm. The filing of the Company’s Form 10-K will be delayed while management continues to finalize the 2005 financial statements and additional audit procedures and reviews are performed by Ernst & Young LLP.  In advance of filing of the Form 10-K, the Company is releasing certain unaudited results from its draft 2005 financial statements in order to provide its shareholders with information regarding the Company’s operating performance for 2005. Readers should note that certain review procedures being performed by the Company, and the audit of the Company’s 2005 financial statements by Ernst & Young LLP, are not complete and, therefore, final reported results may deviate from the current estimates presented below.

Estimated Unaudited Results for 2005

Revenues and net income for 2005 are estimated to be approximately $227.6 million and $6.2 million, respectively.  Funds from operations (FFO) per diluted share for the year ended December 31, 2005, based on unaudited net income, are estimated at $0.69. Unaudited earnings per diluted share for the year ended December 31, 2005 are estimated at $0.18. A reconciliation of estimated FFO per diluted share to earnings estimated per diluted share, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

Update on Restatements for Prior Quarters

The Company also announced that it has substantially completed its review of previously reported financial results for prior periods, and will restate its unaudited financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. As reported in the Company’s press release on March 31, 2006, the restatements are due primarily to adjustments relating to the expensing of certain student housing property-related expenditures previously capitalized as well as the timing of recognition of revenues and expenses previously reported. The adjustments identified to date do not negatively affect the Company’s cash balances, cash receipts from rental revenues relating to student housing properties, or cash receipts from fees and other income relating to the Company’s investments in military housing projects. The Company will include a summary of the adjustments for each of the restated quarterly periods in its Form 10-K, and plans to file amendments to the Quarterly Reports on Form 10-Q for each period after filing the Form 10-K.

Offer for Chief Financial Officer Position Accepted by J. Patrick O’Grady

The Company also announced that J. Patrick O’Grady will become the Company's Executive Vice President and Chief Financial Officer.  Mr. O’Grady is currently a partner with KPMG LLP, where he has served in that capacity since 2002. Prior to that time, Mr. O’Grady was employed by Arthur Andersen LLP, where he was a partner from 1997 through 2002.  He has been a certified public accountant since 1985, and has extensive experience in public accounting, having served multiple publicly-traded REITs.  Mr. O’Grady is expected to commence employment with the Company on July 1, 2006, and will replace Dennis J. O’Leary who currently serves as interim Chief Financial Officer.

“We are very excited to welcome Pat to our management team at GMH,” commented Gary M. Holloway, Sr., Chairman, President and Chief Executive Officer of the Company. “We conducted an extensive search for a CFO candidate with the requisite technical accounting background and understanding of the REIT industry. Pat is a phenomenal addition to the organization and will play a critical role in the Company’s ongoing implementation of policies and procedures that are designed to remediate the previously identified material weaknesses in our internal control over financial reporting.  We are confident that, under Pat’s leadership, we will more effectively manage our accounting and financial reporting processes, which will promote the delivery of accurate and timely results of operations to our shareholders.”

Extension of Waiver of Financial Covenant Under Credit Facility

As previously reported by the Company in its press release dated March 31, 2006, the Company’s credit facility contains a financial covenant requiring that audited annual financial statements be delivered to the lender syndicate no later than 90 days after the end of a fiscal year. The Company previously obtained a waiver with respect to this covenant that extended the deadline for delivery of the Company’s 2005 audited financial statements to May 15, 2006. In light of the additional time required to complete the audit of the 2005 financial statements, the Company has obtained another waiver from its lender syndicate that further extends the deadline for delivery of 2005 audited financial statements from May 15, 2006 to June 30, 2006.  The waiver also extends the deadline for the delivery of unaudited financial statements relating to the first quarter of 2006 until June 30, 2006.

Update on Remediation of Material Weaknesses in Internal Control Over Financial Reporting

The Company’s Board of Trustees and management reaffirm their commitment to properly address the identified material weaknesses and significant deficiencies in internal control over financial reporting, which include (i) “tone at the top” concerns, (ii) inadequate processes and staffing, an insufficient number of personnel with requisite skills and competencies within the accounting department, and an inadequate level of oversight to accurately assess the full accounting impact of our operations, and (iii) inadequate internal communication and monitoring of policies and procedures. The weaknesses and deficiencies identified by management will be discussed in appropriate detail in the Company’s Form 10-K.

The Company reiterates that while the Audit Committee’s investigation resulted in the identification of material weaknesses in internal control over financial reporting, the investigation did not uncover any instance in which anyone, having been advised of what GAAP required, intentionally instructed the accounting department to falsify financial information. Management is in the process of implementing a number of policies and procedures throughout the organization that are designed to assure the effective remediation of these weaknesses and deficiencies, and has been working with its internal auditors, as well as the Audit Committee’s outside forensic accounting consultants, in reviewing and assessing the Company’s accounting department and the development and implementation of appropriate processes and financial systems. The Audit Committee’s independent review also has been focused on designing remedial measures, strengthening internal controls and making improvements to processes. A more detailed discussion of the material weaknesses and related remediation plan will be included in the Company’s Form 10-K; however a summary of remediation efforts that the Company has begun to implement to date includes, but is not limited to the following:

•                  the hiring of Mr. O’Grady (effective July 1, 2006) to assist the Company in developing more effective accounting systems, controls, policies and procedures. The Board of Trustees plans to establish as a key goal for Mr. O’Grady the fostering of communication, cooperation and coordination among operational management and accounting personnel.  The primary goals of this enhanced interaction are to assure that (i) accounting personnel are comfortable that they have received from operational management a detailed and complete description of the matters for which they are considering the appropriate accounting, and (ii) operational management is confident that the advice they receive from accounting personnel reflects a full and accurate understanding on the part of the accounting personnel of the operational and related matters to which the advice relates;

•                  extensive direction by the Audit Committee to Mr. Holloway and other senior members of management regarding the “tone at the top” behavioral concerns, including mandated participation by our senior executive managers in management training designed to improve their “tone” in communications with others, as well as the implementation of a formal, periodic “tone at the top” survey process designed to elicit comments from employees on an anonymous basis; and

•                  implementation of intensive training and educational sessions among senior operational personnel regarding the manner in which their day-to-day activities affect reported financial results. Management will develop and implement procedures (i) to improve the process and documentation for the proper reporting of revenues and expenses, (ii) to permit more effective communication between senior managers and accounting personnel, and (iv) to provide for the timely detection, prevention and mitigation of activities that could result in the failure to comply with internal control processes and procedures.

Delay in Release of First Quarter 2006 Financial Results and Filing of Form 10-Q

In light of the ongoing review and pending audit of the Company’s 2005 financial statements, the Company will not release its financial results for the first quarter of 2006 until the audit process for 2005 is completed and final results of operations relating to 2005 are released.  Accordingly, the Company also has delayed the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. The Company currently expects to release first quarter 2006 financial results and to file its Form 10-Q for the first quarter by June 30, 2006.

About GMH

GMH Communities Trust (http://www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 1,700 people throughout the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.” Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology, and include our 2005 estimated financial results, timing of filing of our periodic reports with the Securities and Exchange Commission, and the restatement of prior periods. These statements are inherently subject to risks and uncertainties, including changes in adjustments, estimates, judgments, policies and other factors that could affect the Company’s reported financial results in connection with continuing work on the Company’s audit of its 2005 financial statements, and the other risks relating to our business presented in our filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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For more information contact:

At The Company	Financial Relations Board
Kathleen M. Grim	Claire Koeneman	Joe Calabrese
kgrim@gmh-inc.com	(Analyst Info)	(General)
610-355-8206	(312) 640-6745	(212) 827-3772
10 Campus Blvd.
Newtown Square, PA 19073

Gregory FCA Communications
(Media contact)
Greg Matusky
greg@gregoryfca.com
610.642.8253

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations

Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not a generally accepted accounting principle, or GAAP, financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest of unitholders, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. In computing FFO, we currently calculate minority interest of unitholders by multiplying income after income taxes by the ratio of outstanding units of limited partnership (not owned by the Company) to the number of outstanding units of limited partnership (not owned by the Company) and common shares. In computing FFO for the second and third quarters of 2005, we calculated minority interest of unitholders by multiplying income before income taxes by the ratio of outstanding units of limited partnership (not owned by the Company) to the number of outstanding units of limited partnership (not owned by the Company) and common shares. Under the latter method, minority interest expense used to compute FFO included a portion of the Company’s income tax expense which is paid by the Company. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial tables included in the financial statements that we file with the Securities and Exchange Commission. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders. In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share. Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following table presents a reconciliation of the estimated unaudited FFO to estimated unaudited net income, and estimated unaudited FFO per diluted share to estimated unaudited diluted EPS, for the twelve months ended December 31, 2005:

Twelve Months Ended December 31, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$6,209

Add:

Minority interest	5,870

Depreciation on real property	25,280

Amortization of lease intangibles	8,235
FFO	$45,594

FFO per share/unit - basic	$0.72
Weighted-average shares/units outstanding - basic	63,261,662

FFO per share/unit - fully diluted	$0.69
Weighted-average shares/units outstanding - fully diluted	65,613,052

EPS — basic	$0.19
Weighted-average shares outstanding - basic	32,622,318

EPS - fully diluted	$0.18
Weighted-average shares outstanding - fully diluted	65,613,052